EXHIBIT 99.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT is made and entered into by and between XPEDITE SYSTEMS, INC., a Delaware corporation (the “Company”), and TRAVIS LEE PROVOW (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company and the Employee entered into that certain Employment Agreement as of August 1, 2003 (the “Original Agreement”); and

WHEREAS, the Company and the Employee desire to amend the Original Agreement as set forth herein; and

WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement;

NOW, THEREFORE, in consideration of and reliance upon the foregoing and the representations, warranties and covenants contained herein, the Company and the Employee hereby amend the Original Agreement as follows:

1. Section 2.1 is amended by adding the following at the end thereof:

“Effective as of the first pay period in August of each year during the term of this Agreement, starting in August 2004, the Employee shall receive an increase in his base salary equal to five percent (5%) of the previous year’s base salary.”

2. Except as otherwise provided herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the 24th day of August, 2004, effective as of August 1, 2004.

XPEDITE SYSTEMS, INC.

By:	/s/ L. Scott Askins
L. Scott Askins
Its: SVP - Legal

EMPLOYEE:

/s/ Travis Lee Provow
Travis Lee Provow